Exhibit 10.1
ROCKVILLE BANK 401(k) PLAN
As Amended and Restated Effective January 1, 2006
(except as otherwise provided herein)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	14
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	14
2.3	POWERS AND DUTIES OF THE ADMINISTRATOR	15
2.4	RECORDS AND REPORTS	16
2.5	APPOINTMENT OF ADVISERS	16
2.6	PAYMENT OF EXPENSES	16
2.7	CLAIMS PROCEDURE	17
2.8	CLAIMS REVIEW PROCEDURE	17
2.9	EXHAUSTION	17

ARTICLE III ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY	18
3.2	EFFECTIVE DATE OF PARTICIPATION	18
3.3	DETERMINATION OF ELIGIBILITY	18
3.4	TERMINATION OF ELIGIBILITY	18
3.5	OMISSION OF ELIGIBLE EMPLOYEE	18
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	19
3.7	ELECTION NOT TO PARTICIPATE	19

ARTICLE IV CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	19
4.2	PARTICIPANT’S SALARY REDUCTION ELECTION	20
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	24
4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	24
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	27
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	31

4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	33
4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	36
4.9	MAXIMUM ANNUAL ADDITIONS	38
4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	41
4.11	TRANSFERS FROM QUALIFIED PLANS	42
4.12	DIRECTED INVESTMENT ACCOUNT	44
4.13	EMPLOYER SECURITIES	44

ARTICLE V VALUATIONS

5.1	VALUATION OF THE TRUST FUND	46
5.2	METHOD OF VALUATION	46
5.3	DATE OF VALUATION	46

ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT	46
6.2	DETERMINATION OF BENEFITS UPON DEATH	47
6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	48
6.4	DETERMINATION OF BENEFITS UPON TERMINATION	48
6.5	DISTRIBUTION OF BENEFITS	49
6.6	DISTRIBUTION OF BENEFITS UPON DEATH	51
6.7	TIME OF SEGREGATION OR DISTRIBUTION	52
6.8	DISTRIBUTION FOR MINOR BENEFICIARY	52
6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	53
6.10	PRE-RETIREMENT DISTRIBUTION	53
6.11	ADVANCE DISTRIBUTION FOR HARDSHIP	55
6.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	55

ARTICLE VII TRUSTEE

7.1	POWERS, RESPONSIBILITIES AND DUTIES OF THE TRUSTEE	55
7.2	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	55
7.3	TRANSFER OF INTEREST	55

7.4	DIRECT ROLLOVER	56

ARTICLE VIII AMENDMENT, TERMINATION, MERGERS AND LOANS

8.1	AMENDMENT	57
8.2	TERMINATION	58
8.3	MERGER OR CONSOLIDATION	58
8.4	LOANS TO PARTICIPANTS	59

ARTICLE IX TOP HEAVY

9.1	TOP HEAVY PLAN REQUIREMENTS	60
9.2	DETERMINATION OF TOP HEAVY STATUS	61

ARTICLE X MISCELLANEOUS

10.1	PARTICIPANT’S RIGHTS	64
10.2	ALIENATION	64
10.3	CONSTRUCTION OF PLAN	65
10.4	GENDER AND NUMBER	65
10.5	LEGAL ACTION	65
10.6	PROHIBITION AGAINST DIVERSION OF FUNDS	65
10.7	BONDING	66
10.8	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	66
10.9	INSURER’S PROTECTIVE CLAUSE	66
10.10	RECEIPT AND RELEASE FOR PAYMENTS	66
10.11	ACTION BY THE EMPLOYER	67
10.12	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	67
10.13	HEADINGS	67
10.14	APPROVAL BY INTERNAL REVENUE SERVICE	67
10.15	UNIFORMITY	68

ARTICLE XI PARTICIPATING AFFLIATES

11.1	ADOPTION OF PLAN BY AFFILIATED EMPLOYERS	68
11.2	REQUIREMENTS OF PARTICPATING AFFILIATES	68
11.3	DESIGNATION OF AGENT	69
11.4	PLAN AMENDMENT	69
11.5	EMPLOYEE TRANSFERS	69
11.6	WITHDRAWAL OF A PARTICIPATING AFFILIATE	69
11.7	ADMINISTRATOR’S AUTHORITY	70

ROCKVILLE BANK 401(k) PLAN
     THIS PLAN, hereby adopted this 30th day of May, 2006, by Rockville Bank (herein referred to as the “Employer”).
WITNESSETH:
     WHEREAS, the Employer heretofore established a Profit Sharing Plan and Trust effective January 1, 1992, (hereinafter called the “Effective Date”) known as The Savings Bank of Rockville 401(k) Plan and which plan, effective as of December 1, 2000, became known as Rockville Bank 401(k) Plan (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees;
     WHEREAS, the Plan was amended and restated in its entirety generally effective January 1, 2002, and subsequently amended from time to time thereafter; and
     WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;
     NOW, THEREFORE, effective January 1, 2006, except as otherwise provided, the Employer, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows. The provisions of the Plan, as amended and restated herein, shall apply to those Employees who retire or terminate employment with the Employer on or after the effective date of the provisions of this amendment and restatement. The rights to benefits, if any, of any former Employee who retired or otherwise terminated employment before the effective dates of the provisions of this amended and restated Plan, together with the amounts of such benefits, shall continue to be governed by the provisions of the Plan in effect as of the date of such retirement or termination of employment.
ARTICLE I
DEFINITIONS
     1.1 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
     1.2 “Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.
     1.3 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).
     1.4 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.
     1.5 “Anniversary Date” means December 31.
     1.6 “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 6.2 and 6.6.
     1.7 “Catch-up Contributions” means Elective Contributions made to the Plan that are in excess of an otherwise applicable plan limit and that are made by Participants who are aged 50 or over by the end of their taxable years. An otherwise applicable plan limit is a limit in the Plan that applies to Elective Contributions without regard to Catch-up Contributions, such as the limits on annual additions, the dollar limitation on Elective Contributions under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-up Contributions are not subject to the limits on annual additions, are not counted in the actual deferral percentage test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Contributions made after 2001.
     1.8 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.
     1.9 “Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
          For purposes of this Section, the determination of Compensation shall be made by:
     (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee

contributions described in Code Section 414(h)(2) that are treated as Employer contributions; and
     (b) excluding distributions from a plan of deferred compensation, amounts realized from the exercise of a stock option, or from the sale, exchange or other disposition of stock acquired under a stock option, or attributable to any other equity award.
          For a Participant’s initial year of participation, Compensation shall be recognized for the entire Plan Year.
          Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
          If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.
     1.10 “Contract” or “Policy” means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.
     1.11 “Deferred Compensation” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a).
     1.12 “Early Retirement Date” means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 6 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.
          A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.
     1.13 “Elective Contribution” means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a). In addition, the Employer matching contribution made pursuant to Section 4.1(b) which is used to satisfy the “Actual Deferral Percentage” tests and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(b) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests) shall be subject to the requirements of Sections 4.2(b) and

4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5), the provisions of which are specifically incorporated herein by reference. For years beginning after 2006, the term “Elective Contribution” includes Pre-tax Elective Contributions and Roth Elective Contributions. Pre-tax Elective Contributions are a Participant’s Elective Contributions that are not includible in the Participant’s gross income at the time deferred.
     1.14 “Eligible Employee” means any Employee, except:
     (a) Leased Employees.
     (b) Owner-Employees. For purposes of this Section 1.13, Owner-Employee shall mean an individual who is a sole proprietor or who is a partner owning more than ten percent (10%) of either the capital or profits interest of a partnership which adopted the Plan.
     (c) Non-Benefits Employees. For purposes of this Section 1.13, Non-Benefits Employee shall mean:
     Any worker who has signed an employment agreement, independent contractor agreement or other personal services contract with the Employer stating that he is not eligible to participate in the Plan; or
     Any worker that the Employer treats as an independent contractor, during the period that the worker is so treated, regardless of whether such worker may be determined to be an Employee by administrative, judicial or other decision.
     (d) Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.
     1.15 “Employee” means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.
     1.16 “Employer” means Rockville Bank and any successor which shall maintain this Plan as well as any Participating Affiliate, as defined in Section 11.1; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of Connecticut.
     1.17 “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the “Actual Deferral Percentage” tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of their respective amounts beginning with the highest of such amounts).
     1.18 “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of their actual deferral amounts beginning with the highest of such amounts). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.9(b).
     1.19 “Excess Deferred Compensation” means those Elective Contributions of a Participant that either (a) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Section 414(v)) for such year; or (b) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Section 414(v)) for the participant’s taxable year beginning in such calendar year, counting only Elective Contributions made under this Plan and any other plan, contract or arrangement maintained by the Employer. Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year. Additionally, for purposes of Sections 9.2 and 4.4(h), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).
     1.20 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.
     1.21 “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January of each year and ending the following December.
     1.22 “Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:
     (a) the distribution of the entire Vested portion of a Terminated Participant’s Account, or

     (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.
          Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 6.4(g)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.
     1.23 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.
     1.24 “415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
          For Plan Years beginning after December 31, 1997, for purposes of this Section, the determination of “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125 or 457 or, effective for Plan Years beginning after December 31, 2000, Code Section 132(f).
          If, in connection with the adoption of this amendment and restatement, the definition of “415 Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “415 Compensation” means compensation determined pursuant to the Plan then in effect.
          For limitation years beginning in or after 2005, payments made within 2 1/2 months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) will be compensation within the meaning of Section 415 (c)(3) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
     1.25 “414(s) Compensation” with respect to any Participant means such Participant’s “415 Compensation” paid during a Plan Year. The amount of “414(s) Compensation” with respect to any Participant shall include “414(s) Compensation” for the entire twelve (12) month period ending on the last day of such Plan Year.
          For purposes of this Section, the determination of “414(s) Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.
          “414(s) Compensation” in excess of $200,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the “414(s) Compensation” limit shall be an amount equal to the “414(s) Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
          If, in connection with the adoption of this amendment and restatement, the definition of “414(s) Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “414(s) Compensation” means compensation determined pursuant to the Plan then in effect.
     1.26 “Highly Compensated Employee” means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the “determination year” and is in one or more of the following groups:
     (a) Employees who at any time during the “determination year” or “look-back year” were “five percent owners” as determined under Section 1.32.
     (b) Employees who received “415 Compensation” during the “look-back year” from the Employer in excess of $80,000.
          The “determination year” shall be the Plan Year for which testing is being performed, and the “look-back year” shall be the immediately preceding twelve-month period.
          For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f) (for Plan Years beginning after December 31, 2000), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the “look-back year” begins.
          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”
     1.27 “Highly Compensated Former Employee” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of separation from service or in any “determination year” after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee’s 55th birthday), the Employee either received “415 Compensation” in excess of $50,000 or was a “five percent owner.” For purposes of this Section, “determination year,” “415 Compensation” and “five percent owner” shall be determined in accordance with Section 1.26. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.
     1.28 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the Plan.
     1.29 “Hour of Service” means, for purposes of eligibility for participation, vesting and benefit accrual, (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

          Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
          For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
          For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.
     1.30 “Income” means the income or losses allocable to Excess Deferred Compensation, Excess Contributions or Excess Aggregate Contributions. The income or loss allocable to Excess Elective Contributions is the sum of: (a) income or loss allocable to the participant’s Elective Contributions Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Contributions for the year and the denominator is the Participant’s Account balance attributable to Elective Contributions without regard to any income or loss occurring during such taxable year; and (b) 10 percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
     1.31 “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, or under the laws of the State in which it maintains its principal office, in accordance with ERISA Section 3(38)(B)(ii), a bank, or an insurance company.
     1.32 “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is an officer of the Employer having annual 415 Compensation greater than $130,000 (as adjusted under § 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual 415 Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. For purposes of this Section, the determination of 415

Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer Contributions.
     1.33 “Late Retirement Date” means the first day of the month coinciding with or next following a Participant’s actual Retirement Date after having reached his Normal Retirement Date.
     1.34 “Leased Employee” means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:
     (a) if such employee is covered by a money purchase pension plan providing:
(1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.
(2) immediate participation; and
(3) full and immediate vesting; and
     (b) if Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.
     1.35 “Non-Elective Contribution” means, effective January 1, 2005, the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.2.
     1.36 “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee. However, for the Plan Year prior to the first Plan Year of this amendment and restatement, for the purposes of Section 4.5(a) and Section 4.6, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of highly compensated employee in effect for the preceding Plan Year.

     1.37 “Non-Key Employee” means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.
     1.38 “Normal Retirement Age” means the Participant’s 65th birthday. A Participant shall become fully Vested in his Participant’s Account upon attaining his Normal Retirement Age.
     1.39 “Normal Retirement Date” means the first day of the month coinciding with or next following the Participant’s Normal Retirement Age.
     1.40 “1-Year Break in Service” means, for purposes of eligibility for participation and vesting, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.
          “Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.
          A “maternity or paternity leave of absence” means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed 501.
     1.41 “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.
     1.42 “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.12 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.
     1.43 “Participant’s Account” means, effective January 1, 2005, the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions made pursuant to Sections 4.1(c) and (e). A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Employer matching contributions made pursuant to Section 4.1(d).
          A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Employer matching contributions made pursuant to Section 4.1(d), Employer discretionary contributions made pursuant to Section 4.1(e) and any Employer Qualified Non-Elective Contributions.
     1.44 “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account, Participant’s Roth Elective Account and Participant’s Account.
     1.45 “Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.
     1.46 “Participant’s Elective Account” means, effective January 1, 2005, the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Elective Contributions made pursuant to Section 4.1(a).
     1.47 “Participant’s Roth Elective Account” means the account established and maintained by the Administrator for each participant with respect to his total interest in the Plan and Trust resulting from the Roth Elective Contributions made pursuant to Section 4.1(a).
     1.48 “Plan” means this instrument, including all amendments thereto.
     1.49 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.
     1.50 “Qualified Non-Elective Contribution” means, effective January 1, 2005, any Employer contributions made pursuant to Section 4.8(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the “Actual Contribution Percentage” test.
     1.51 “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.
     1.52 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.
     1.53 “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).
     1.54 “Roth Elective Contributions” means a Participant’s Elective Contributions that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Contributions by the Participant in his deferral election.

     1.55 “Super Top Heavy Plan” means a plan described in Section 9.2(b).
     1.56 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.
     1.57 “Top Heavy Plan” means a plan described in Section 9.2(a).
     1.58 “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.
     1.59 “Total and Permanent Disability” means being in receipt of disability benefits under the Employer’s long-term disability plan.
     1.60 “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.
     1.61 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.
     1.62 “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
     1.63 “Valuation Date” means the Anniversary Date and such other date or dates deemed necessary by the Administrator. The Valuation Date may include any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.
     1.64 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.
     1.65 “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.
          For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.
          The computation period shall be the Plan Year if not otherwise set forth herein.
          Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).
          Years of Service with First National Bank of New England shall be recognized.
          Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
ADMINISTRATION
2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER
     (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.
     (b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.
     (c) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.
     (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.
2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY
          The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the

Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.
2.3 POWERS AND DUTIES OF THE ADMINISTRATOR
          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.
          The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:
     (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;
     (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;
     (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;
     (d) to maintain all necessary records for the administration of the Plan;
     (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;
     (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;
     (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

     (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;
     (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;
     (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.
2.4 RECORDS AND REPORTS
          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.
2.5 APPOINTMENT OF ADVISERS
          The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.
2.6 PAYMENT OF EXPENSES
          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.
          Anything in this Section 2.6 to the contrary notwithstanding, the Participant’s Combined Account of any former Employee who defers receipt of his benefits as provided under Section 6.5(b), any alternate payee pursuant to a qualified domestic relations order as provided in Section 6.12 and any Beneficiary entitled to a distribution as provided in Section 6.6 shall be charged a pro-rata share of the Plan’s reasonable administrative expenses regardless of whether such expenses are charged to the Participant’s Combined Accounts of Employees.

2.7 CLAIMS PROCEDURE
          Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed (or within 180 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 90-day period). In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedures and the time limits applicable to such procedures, including a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
2.8 CLAIMS REVIEW PROCEDURE
          Any Employee, former Employee, or Beneficiary or authorized representative of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be entitled to request a review of the denied claim. The claimant may submit a written request for review to the Administrator no later than 60 days after the date on which such denial is received by such claimant. The claimant may submit written comments, documents, records and other information relating to the claim, including requesting a hearing, to the Administrator. The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator shall provide the claimant with written or electronic notice of the decision on review within 60 days after the request for review is received by the Administrator (or within 120 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 60-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA and that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.
2.9 EXHAUSTION
          Before pursuing a legal remedy, a claimant shall first exhaust all claims, review, and appeals procedures under the Plan. A claimant may not bring a legal action in court against the Plan, any Employer, the Administrator, any other fiduciary, or the employees or agents of these entities, more than three (3) years after final disposition of the claim under Section 2.8.

ARTICLE III
ELIGIBILITY
3.1 CONDITIONS OF ELIGIBILITY
          Effective January 1, 2005, any Eligible Employee who has completed at least 1000 Hours of Service in a completed period of 6 to 12 consecutive calendar months and has attained age 21 shall be eligible to participate hereunder as of the date he has satisfied such requirements; provided, however, that Employees employed by the Employer or an Affiliated Employer as of December 31, 2004 shall not be eligible to share in matching contributions for any Plan Year beginning on or after January 1, 2005.
3.2 EFFECTIVE DATE OF PARTICIPATION
          Effective July 1, 2000, an Eligible Employee shall become a Participant effective as of the first day of the calendar quarter coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).
3.3 DETERMINATION OF ELIGIBILITY
          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.8.
3.4 TERMINATION OF ELIGIBILITY
     (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant’s Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.
     (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.
3.5 OMISSION OF ELIGIBLE EMPLOYEE
          If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.
3.6 INCLUSION OF INELIGIBLE EMPLOYEE
          If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.
3.7 ELECTION NOT TO PARTICIPATE
          An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.
ARTICLE IV
CONTRIBUTION AND ALLOCATION
4.1 FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION
          Effective January 1, 2005, for each Plan Year, the Employer shall contribute to the Plan:
     (a) The amount of the Pre-Tax Contributions of all Participants made pursuant to Section 4.2(a), which amounts shall be deemed an Employer Elective Contribution.
     (b) Effective for years beginning after 2006, the amount of the total Roth Elective Contributions of all Participants made pursuant to Section 4.2(a).
     (c) On behalf of each Participant, an Employer Non-Elective Contribution equal to three percent (3%) of such Participant’s Compensation.
     (d) On behalf of each Participant who is eligible to share in matching contributions for the Plan Year as provided in Section 3.1, a discretionary matching contribution equal to a uniform percentage of each such Participant’s Deferred Compensation, the exact percentage, if any, to be determined each year by the Employer, which amount, if any, shall be deemed an Employer Elective Contribution.
     (e) A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

     Except as provided in Section 4.4(b)(5), all contributions by the Employer shall be made in cash.
4.2 PARTICIPANT’S SALARY REDUCTION ELECTION
     (a) An Employee eligible to make Elective Contributions under the Plan may submit a deferral election to the Plan Administrator at any time, specifying the amount (in whole dollars or whole percentages) and type (either Roth, Pre-tax or a specific combination) of Elective Contributions to be withheld from each wage payment. Pre-Tax Elective Contributions may not exceed fifty percent 50% of a Participant’s Compensation for such Plan Year. Elective Contributions shall be subject to a minimum amount of twelve dollars ($12.00) per week. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. An employee’s election will remain in effect until superseded by another election. Elective Contributions contributed to the Plan as one type, either Roth or Pre-tax, may not later be reclassified as the other type.
     A Participant’s Roth Elective Contributions will be deposited in the Participant’s Roth Elective Contributions Account in the Plan. No contributions other than Roth Elective Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Contributions Account, and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such Account.
     The Plan will maintain a record of the amount of Roth Elective Contributions in each Participant’s Roth Elective Contributions Account.
     (b) The balance in each Participant’s Elective Account and Roth Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.
     (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable earlier than:
(1) a Participant’s separation from service, Total and Permanent Disability, or death;
(2) a Participant’s attainment of age 59 1/2;
(3) termination of the Plan without the Employer maintaining another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension plan as defined in Section 408(k), a SIMPLE IRA plan as defined in Section 408(p), a plan or contract described in Section 403(b) or a plan described in Section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan. Such a distribution must be made in a lump sum; or
(4) the proven financial hardship of a Participant, subject to the limitations of Section 6.11.
     (d) No Participant shall be permitted to have Elective Contributions made under this Plan, or any other plan, contract or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year. In the case of a Participant aged 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence includes the amount of Elective Contributions that can be Catch-up Contributions. The dollar limitation contained in Code Section 402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 402(g)(4). Any such adjustments will be in multiples of $500. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.
     (e) In the event a Participant has received a hardship distribution from his Participant’s Elective Account pursuant to Section 6.11(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of six (6) months (twelve (12) months before January 1, 2002) following the receipt of the distribution. Furthermore, for years before 2002 the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant’s taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant’s Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.
     (f) If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code

Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. For years beginning after 2006, distribution of Excess Deferred Compensation for a year shall be made first from the Participant’s Pre-Tax Elective Contributions Account, to the extent Pre-Tax Elective Contributions were made for the year, unless the Participant specifies otherwise. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:
     (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;
     (2) the Participant shall designate the distribution as Excess Deferred Compensation; and
     (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.
          Matching contributions which relate to Excess Deferred Compensation which is distributed pursuant to this Section 4.2(f) shall be forfeited.
     (g) Notwithstanding Section 4.2(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.
     (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.
     (i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

     (j) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:
(1) A Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.
(2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted quarterly, during election periods established by the Administrator prior to the first day of each Plan Year quarter, or on such other date or dates as may be determined by the Employer. Any modification shall not have retroactive effect and shall remain in force until revoked. Notwithstanding anything in this Plan to the contrary, effective January 1, 2000, a Participant may make a special initial deferral election or modify a prior election during the Plan Year in order to defer all or part of any discretionary bonus payable to such Participant in such Plan Year provided that any such election shall not have retroactive effect. Any such election shall be made by filing a written notice with the Administrator within a reasonable time before the end of the pay period for which such election is to be effective.
(3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3 TIME OF PAYMENT OF EMPLOYER CONTRIBUTION
          The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.
          However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event by the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash (the “maximum time period”), unless the Employer extends the maximum time period as provided in Department of Labor regulations 2510.3-102, the provisions of which are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant’s Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.
4.4 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS
     The following provisions of this Section shall be effective January 1, 2005:
     (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.
     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:
(1) With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation for the year.
(2) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.
(3) With respect to the Employer Elective Contribution made pursuant to Section 4.1(c), only Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment shall be eligible to share in the matching contribution for the year. In determining whether a Participant has completed more than 500 Hours of Service during a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.
(4) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(d), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year. Only Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment shall be eligible to share in the discretionary contribution made pursuant to Section 4.1(d) for the year. In determining whether a Participant has completed more than 500 Hours of Service during a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.
(5) Effective March 1, 2005, Employer contributions made pursuant to Sections 4.1(b), (c), or (d) may be made in the form of cash or Employer securities, at the Employer’s discretion.
     (c) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year.
     (d) As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date. Earnings or losses with respect to a Participant’s Directed Account shall be allocated in accordance with Section 4.12.
     (e) Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund as of the Valuation Date coinciding with or next succeeding the date of transfer. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.
     (f) Participants’ accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.
     (g) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. In determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s matching contributions needed to satisfy the “Actual Contribution Percentage” tests pursuant to Section 4.7(a) shall be taken into account.
          However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.
     (h) For any Plan Year when (1) the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and (2) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, each Non-Key Employee who is a Participant only in this Plan shall receive a minimum allocation by substituting four percent (4%) for three percent (3%) in the paragraph above.
     (i) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.
     (j) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.
     (k) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall provide such Non-Key Employee with the full separate defined benefit plan minimum benefit prescribed by Section 416(c) of the Code.
     (l) For the purposes of this Section, “415 Compensation” shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
     (m) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.
     (n) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:
(1) one account for nonforfeitable benefits attributable to pre-break service; and
(2) one account representing his status in the Plan attributable to post-break service.
4.5 ACTUAL DEFERRAL PERCENTAGE TESTS
     The following provisions of this Section shall be ineffective on and after January 1, 2005 as of which date the Employer will make a “safe harbor” Employer Non-Elective Contribution to the account of each Eligible Employee as provided in Section 4.1(c). At least 30 days, but not more than 90 days, before each Plan Year beginning on and after January 1, 2005, the Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice shall be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.
     (a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:
(1) The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 1.25, or

(2) The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.
     (b) For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions (other than Catch-up Contributions) allocated to each Participant’s Elective Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan Year. The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any matching contributions which relate to such Excess Deferred Compensation.
          Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.
     (c) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.
          Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.
     (d) If the Plan uses the prior year testing method, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a “Plan Coverage Change” that becomes effective during the testing year, then the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the prior year is the “Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups.” Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all “Prior Year Subgroups” are from a single “Prior Year Subgroup,” then in determining the “Actual Deferral Percentage” for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the “Actual Deferral Percentage” for Non-Highly Compensated Participants for the prior year under which that single “Prior Year Subgroup” was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:
(1) “Plan Coverage Change” means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-1(g)(11), or (iv) a combination of any of the foregoing.
(2) “Prior Year Subgroup” means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(k) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.
(3) “Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups” means the sum, for all prior year subgroups, of the “Adjusted Actual Deferral Percentages.”
(4) “Adjusted Actual Deferral Percentage” with respect to a prior year subgroup means the Actual Deferral Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

     (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (e) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.
          Notwithstanding the above, for Plan Years beginning before January 1, 2006, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).
     (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years before 2006) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.
     (g) For the purpose of this Section, when calculating the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

4.6 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS
          The following provisions of this Section shall be ineffective on and after January 1, 2005.
          In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1996, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:
     (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Elective Contributions shall have a portion of his Elective Contributions distributed to him until the total amount of Excess Contributions has been distributed, or until the amount of his Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year and any forfeited matching contributions which relate to such Excess Deferred Compensation.
(1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:
(i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;
(ii) shall be made proportionately from Deferred Compensation and matching contributions which relate to such Deferred Compensation if used in the “Actual Deferral Percentage” tests pursuant to Section 4.5;
(iii) shall be adjusted for Income;
(iv) shall not be made to a Participant with respect to whom such Excess Contributions are classified as Catch-up Contributions; and
(v) shall be designated by the Employer as a distribution of Excess Contributions (and Income).
(2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(3) Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Contribution pursuant to (1) above or as an Excess Aggregate Contribution pursuant to Section 4.8.
(4) For Plan Years beginning after 2006, distribution of Excess Contributions shall be made from the Participant’s Pre-Tax Elective Account before the Participant’s Roth Elective Account, to the extent Pre-Tax Elective contributions were made for the year, unless the Participant specifies otherwise.
     (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.
          However, if the prior year testing method is used, the special Qualified Non-Elective Contribution shall be allocated in the prior Plan Year to the Participant’s Elective Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year in the same proportion that each such Non-Highly Compensated Participant’s Compensation for the prior Plan Year bears to the total Compensation of all such Non-Highly Compensated Participants for the prior Plan Year. Such contribution shall be made by the Employer prior to the end of the current Plan Year.
          Notwithstanding the above, for Plan Years beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.
     (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant’s deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

4.7 ACTUAL CONTRIBUTION PERCENTAGE TESTS
     (a) The “Actual Contribution Percentage” for Plan Years beginning after December 31, 1996 for the Highly Compensated Participant group shall not exceed the greater of:
(1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group); or
(2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.8(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference; provided that the multiple use test described therein shall not apply for Plan Years beginning after December 31, 2001.
     (b) For the purposes of this Section and Section 4.8, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group rounded to the nearest one-hundredth of one percent) of:
(1) the sum of Employer matching contributions made pursuant to Section 4.1(d) (to the extent such matching contributions are not used to satisfy the “Actual Deferral Percentage” tests) on behalf of each such Participant for such Plan Year; to
(2) the Participant’s “414(s) Compensation” for such Plan Year.

          Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.
     (c) For purposes of determining the “Actual Contribution Percentage”, only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(d) (to the extent such matching contributions are not used to satisfy the “Actual Deferral Percentage” tests) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.
     (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (e) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.
          Notwithstanding the above, for Plan Years beginning before January 1, 2006, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

     (e) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years before 2006) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.
     (f) For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) or voluntary employee contributions (whether or not voluntary employee contributions are made) allocated to his account for the Plan Year.
     Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) or voluntary employee contributions (whether or not voluntary employee contributions are made) allocated to his account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.
     (g) If the Plan uses the prior year testing method, the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a “Plan Coverage Change” that becomes effective during the testing year, then the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the prior year is the “Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups.” Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all “Prior Year Subgroups” are from a single “Prior Year Subgroup,” then in determining the “Actual Contribution Percentage” for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the “Actual Contribution Percentage” for Non-Highly Compensated Participants for the prior year under which that single “Prior Year Subgroup” was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:
(1) “Plan Coverage Change” means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-1(g)(11), or (iv) a combination of any of the foregoing.
(2) “Prior Year Subgroup” means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(m) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.
(3) “Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups” means the sum, for all prior year subgroups, of the “Adjusted Actual Contribution Percentages.”
(4) “Adjusted Actual Contribution Percentage” with respect to a prior year subgroup means the Actual Contribution Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.
     (h) For the purpose of this Section, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used. However, for the Plan Year beginning after December 31, 1996, the prior year testing method shall be used. For the Plan Year beginning after December 31, 1997, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.
4.8 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS
     (a) In the event (or if it is anticipated) that, for Plan Years beginning after December 31, 1996, the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of contributions determined pursuant to Section 4.7(b)(1), his portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until his remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.
     (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).
     (c) Excess Aggregate Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.
     (d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.
     (e) If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).
     (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant’s Account of Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for the Plan Year. A separate accounting of any special Qualified Non-Elective Contribution shall be maintained in the Participant’s Account.
          However, if the prior year testing method is used, the special Qualified Non-Elective Contribution shall be allocated in the prior Plan Year to the Participant’s Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year in the same proportion that each such Non-Highly Compensated Participant’s Compensation for the prior Plan Year bears to the total Compensation of all such Non-Highly Compensated Participants for the prior Plan Year. Such contribution shall be made by the Employer prior to the end of the current Plan Year. A separate accounting of any special Qualified Non-Elective Contributions shall be maintained in the Participant’s Account.
          Notwithstanding the above, for Plan Years beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.
4.9 MAXIMUM ANNUAL ADDITIONS
     (a) Notwithstanding the foregoing, the maximum “annual additions” credited to a Participant’s accounts for any “limitation year” shall equal the lesser of: (1) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or (2) one hundred percent (100%) of the Participant’s “415 Compensation” for such “limitation year.” The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(F)(2) of the Code) which is otherwise treated as an annual addition. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).
     (b) For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(l)(1).

     (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).
     (d) For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.
     (e) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.
     (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.
     (g) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.
     (h)(1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”
(2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.
(3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.
     (i) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any “limitation year” may not exceed 1.0.
     (j) The defined benefit plan fraction for any “limitation year” is a fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the “limitation year” under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).
          Notwithstanding the above, if the Participant was a Participant as of the first day of the first “limitation year” beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last “limitation year” beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all “limitation years” beginning before January 1, 1987.
     (k) The defined contribution plan fraction for any “limitation year” is a fraction, the numerator of which is the sum of the annual additions to the Participant’s Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior “limitation years” (including the annual additions attributable to the Participant’s nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior “limitation years” of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any “limitation year” is the lesser of 125 percent of the dollar limitation determined under Code Sections

415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant’s Compensation for such year.
          If the Employee was a Participant as of the end of the first day of the first “limitation year” beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last “limitation year” beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first “limitation year” beginning on or after January 1, 1987. The annual addition for any “limitation year” beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.
     (l) Notwithstanding the foregoing, for any “limitation year” in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 4.9(j) and 4.9(k).
     (m) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any “limitation year” for any Participant in this Plan, the Administrator shall limit, to the extent necessary, the “annual additions” to such Participant’s accounts for such “limitation year.” If, after limiting the “annual additions” to such Participant’s accounts for the “limitation year,” the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined contribution plan fraction so that the sum of both fractions shall not exceed 1.0 in any “limitation year” for such Participant.
     (n) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference. In this regard, any limitation based upon the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not apply to any “limitation year” beginning after December 31, 1999.
4.10 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
     (a) If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the “excess amount” in the Participant’s accounts (2) hold any “excess amount” remaining after the return of any elective deferrals or voluntary Employee contributions in a “Section 415 suspense account” (3) use the “Section 415 suspense account” in the next “limitation year” (and succeeding “limitation years” if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the “limitation year,” or if the Participant is not so covered, allocate and reallocate the “Section 415 suspense account” in the next “limitation year” (and succeeding “limitation years” if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute “annual additions” are made to the Plan for such “limitation year” (4) reduce Employer contributions to the Plan for such “limitation year” by the amount of the “Section 415 suspense account” allocated and reallocated during such “limitation year.”
     (b) For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.9.
     (c) For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.” The “Section 415 suspense account” shall not share in any earnings or losses of the Trust Fund.
4.11 TRANSFERS FROM QUALIFIED PLANS
     (a) With the consent of the Administrator, amounts may be transferred from other eligible retirement plans by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The Plan will accept rollover contributions and/or direct rollovers of distributions as provided herein from the following plans: a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions, an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and that portion of any distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be included in gross income. The amounts transferred shall be set up in a separate account herein referred to as a “Participant’s Rollover Account.” Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.
Effective January 1, 2007, the Plan will accept a rollover contribution to a Participant’s Roth Elective Account, but only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
     (b) Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 6.10 and paragraphs (c) and (d) of this Section.
     (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).
     (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant’s Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.
     (e) The Administrator may direct that employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.
     (f) For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a). The term “amounts transferred from other qualified plans” shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.
     (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.
     (h) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.
     (i) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 8.1.
4.12 DIRECTED INVESTMENT ACCOUNT
     (a) Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.
     (b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.
(1) To the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant’s share of such pooled investment.

(2) To the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.
4.13 EMPLOYER SECURITIES
          The following provisions of this Section shall be effective March 1, 2005.
     (a) Each Participant shall have the right and shall be afforded the opportunity to direct the manner in which whole shares of the common stock held in any fund designated to invest in securities of the Employer (or securities of any unrelated company that may be distributed with respect to the securities of the Employer by reason of a spin-off or otherwise) attributable to his Aggregate Account as of the Valuation Date coincident with or preceding the record date shall be voted at all stockholders’ meetings. The Trustee shall confidentially receive and tally the instructions from Participants. The Trustee shall not disclose such instructions to the Employer or the Plan Administrator or any officer, director or affiliate of the Employer. Any stock for which a signed voting direction instrument is not received from the Participant, or is not subject to being received, shall be voted by the Trustee in the same proportion as the stock for which signed voting-direction instruments are received as to the matter to be voted upon.
     (b) A Participant may direct the Trustee in writing how to respond to a tender or exchange offer for any or all whole securities held in any fund designated to invest in securities of the Employer (or securities of any unrelated company that may be distributed with respect to the securities of the Employer by reason of a spin-off or otherwise) attributable to his Aggregate Account as of the Valuation Date preceding, or coincident with, the offer. A Participant’s instructions hereunder shall be confidential and shall not be disclosed to the Employer or the Plan Administrator. The Plan Administrator shall notify each Participant and timely distribute or cause to be distributed to him or her such information as will be distributed to security holders in connection with any such tender or exchange offer. The Trustee shall confidentially receive instructions from Participants and shall not disclose such instructions to the Employer or the Plan Administrator. Upon receipt of such instructions, the Trustee shall tender such securities as and to the extent so instructed. If the Trustee shall not receive instructions with respect to a Participant regarding any such tender or exchange offer for such shares of stock (or shall receive instructions not to tender or exchange such shares), the Trustee shall have no discretion in such matter and shall take no action with respect thereto. Any shares for which instructions are not subject to being received shall be tendered by the Trustee only in the same proportion as the stock for which instructions to tender are received. Any securities received by the Trustee as a result of a tender of securities shall be held, and any cash so received, shall be invested in short-term investments for the Aggregate Account of the Participant with respect to whom shares were tendered pending any reinvestment by the Trustee consistent with the purpose of the Plan.

ARTICLE V
VALUATIONS
5.1 VALUATION OF THE TRUST FUND
          The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.
5.2 METHOD OF VALUATION
          In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.
5.3 DATE OF VALUATION
          For purposes of distribution pursuant to this Article V, the value of a Participant’s Aggregate Account shall be determined as of the Valuation Date immediately preceding the date of distribution.
ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS
6.1 DETERMINATION OF BENEFITS UPON RETIREMENT
          Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant’s Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Section 6.5.

6.2 DETERMINATION OF BENEFITS UPON DEATH
     (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.
     (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.
     (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.
     (d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:
(1) the spouse has waived the right to be the Participant’s Beneficiary, or
(2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or
(3) the Participant has no spouse, or
(4) the spouse cannot be located.
          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant’s death, the death benefit shall be payable to his estate.
     (e) Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.
6.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY
          In the event of a Participant’s Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant’s Combined Account as though he had retired.
6.4 DETERMINATION OF BENEFITS UPON TERMINATION
     (a) If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.
          In the event that the amount of the Vested portion of the Terminated Participant’s Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant’s Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant’s election, may borrow the cash value of the Contracts from the insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant’s Account and then assign the Contracts to the Terminated Participant.
          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant’s Combined Account to be payable to such Terminated Participant on or after the Anniversary Date coinciding with or next following termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

          If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $1,000 ($5,000 before March 28, 2005 for Plan Years beginning on and after August 5, 1997, and $3,500 for Plan Years beginning prior to August 6, 1997) and has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any distribution prior to March 22, 1999, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum without the Participant’s consent.
          For purposes of this Section 6.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.
     (b) The Vested percentage of a Participant’s Account shall be one hundred percent (100%).
     (c) The computation of a Participant’s nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:
(1) the adoption date of the amendment,
(2) the effective date of the amendment, or
(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.
     (d) If any Former Participant shall be reemployed by the Employer, he shall participate in the Plan immediately on his date of reemployment.
6.5 DISTRIBUTION OF BENEFITS
     (a) Effective March 1, 2005, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump sum payment in cash or by delivery to him of the number of full shares of stock attributable to his Aggregate Account in any fund designated to invest in common stock of the Employer and payment to him, in a single sum, of the cash value of any fractional share of such stock together with cash equal to the value of his Aggregate Account in the other investment funds under the Plan. For the purpose of determining the value of a share of common stock, shares will be valued based on the last price reported on the Composite Transactions listing for the American Stock Exchange for the relevant Valuation Date in accordance with Section 5.2 of the Plan.
     (b) Any distribution to a Participant who has a benefit which exceeds $1,000 ($5,000 before March 28, 2005 for Plan Years beginning on and after August 5, 1997, and $3,500 for Plan Years beginning prior to August 6, 1997) or has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any distribution prior to March 22, 1999, shall require such Participant’s consent if such distribution occurs prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:
(1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c).
(2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the date the distribution commences.
(3) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the date the distribution commences.
(4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.
     Any such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.
     (c) The following provisions of this Section apply to calendar years beginning after December 31, 2002:
(1) All distributions required under this Section shall be determined and made in accordance with the Regulations under Section 401(a)(9) and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.
(2) Distributions to a Participant may only be made in a single-sum.

(3) The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date. The required beginning date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a 5-percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.
(4) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed no later than as follows:
(i) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
(ii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this section (other than clause (4)(i) above) will apply as if the surviving spouse were the Participant.
6.6 DISTRIBUTION OF BENEFITS UPON DEATH
     (a) If the Participant dies before the date distribution is made and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (b) If the Participant dies before the date distribution is made, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 6.5, this section will apply as if the surviving spouse were the Participant.
     (c) Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987 (the “1987 Proposed Regulations”).
     (d) Required minimum distributions for calendar year 2001 were made in accordance with Section 401(a)(9) and the 1987 Proposed Regulations.
     (e) Required minimum distributions for calendar year 2002 were made in accordance with Section 401(a)(9) and the 1987 Proposed Regulations.
     (f) Effective March 1, 2005, subject to the foregoing rules of this Section 6.6 the death benefit payable pursuant to Section 6.2 shall be paid to the Participant’s Beneficiary in one lump-sum payment in cash or by delivery to the Participant’s Beneficiary of the number of full shares of stock attributable to the Participant’s Aggregate Account in any fund designated to invest in common stock of the Employer and payment to the Participant’s Beneficiary, in a single sum, of the cash value of any fractional share of such stock together with cash equal to the value of the Participant’s Aggregate Account in the other investment funds under the Plan. For the purpose of determining the value of a share of common stock, shares will be valued based on the last price reported on the Composite Transactions listing for the American Stock Exchange for the relevant Valuation Date in accordance with Section 5.2 of the Plan.
6.7 TIME OF SEGREGATION OR DISTRIBUTION
          Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution the distribution may be made as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.
6.8 DISTRIBUTION FOR MINOR BENEFICIARY
          In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.
6.9 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored unadjusted for earnings or losses.
6.10 PRE-RETIREMENT DISTRIBUTION
          At such time as a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the Vested amount then credited to the accounts maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.
          Notwithstanding the above, pre-retirement distributions from a Participant’s Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.
6.11 ADVANCE DISTRIBUTION FOR HARDSHIP
     (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Participant’s Elective Account and Participant’s Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account and Participant’s Rollover Account shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

     (i) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;
     (ii) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
     (iii) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));
     (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;
     (v) Effective for Plan Years beginning after 2005, payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152 (d)(1)(B)); or
     (vi) Effective for Plan Years beginning after 2005, expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).
     No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:
     (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
     (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and
     (iii) The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and voluntary Employee contributions will be suspended for at least six (6) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least six (6) months after receipt of the hardship distribution.
     Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant’s Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant’s Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section and Section 6.10.
     Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.
6.12 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION
          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).
ARTICLE VII
TRUSTEE
7.1 POWERS, RESPONSIBILITIES AND DUTIES OF THE TRUSTEE
          The powers, responsibilities and duties of the Trustee shall be as set forth in the separate trust or trusts forming a part of this Plan.
7.2 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES
          The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.
7.3 TRANSFER OF INTEREST
          Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer, provided that the trust to which such transfers are made permits the transfer to be made.
7.4 DIRECT ROLLOVER
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (b) For purposes of this Section the following definitions shall apply:
(1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; a return of excess “annual additions” or any other corrective distribution under Article IV; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); a Plan loan that is treated as a deemed distribution pursuant to Code Section 72(p); and any other distribution that is reasonably expected to total less than $200 during a year.
(2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).
(3) A distributee includes an Employee or former Employee. In addition,

the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.
(4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(c) Notwithstanding the foregoing provisions of this Section:
(1) A direct rollover of a distribution from a Participant’s Roth Elective Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
(2) The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Elective Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.
(3) The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Elective Account as a separate distribution from any amount distributed from the Participant’s other accounts in the plan, even if the amounts are distributed at the same time.
ARTICLE VIII
AMENDMENT, TERMINATION, MERGERS AND LOANS
8.1 AMENDMENT
     (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee’s and Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.
     (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.
     (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.
8.2 TERMINATION
     (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.
     (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).
8.3 MERGER OR CONSOLIDATION
          This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).
8.4 LOANS TO PARTICIPANTS
     (a) The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.
     (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:
(1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or
(2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.
Effective January 1, 2002, a loan that is deemed to be distributed under Section 72(p) of the Code ceases to be an outstanding loan for purposes of Code Section 72, and the interest that accrues thereafter under the Plan on the amount deemed distributed is disregarded in applying Code Section 72, provided, however, that the unpaid amount of such loan, including accrued interest, is considered outstanding for purposes of applying Code Section 72(p)(2)(A) to determine the maximum amount of any subsequent loan to the Participant pursuant to this subsection (b).
     For purposes of this limit, all plans of the Employer shall be considered one plan.
     (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code Section 1034.
     (d) Effective January 1, 2002, if the Plan permits a grace period with respect to missed or late loan repayments, such grace period shall not be permitted to go beyond the last day of the calendar quarter following the calendar quarter in which the required installment was due.
     (e) All loans shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:
     (1) the identity of the person or positions authorized to administer the Participant loan program;
     (2) a procedure for applying for loans;
     (3) the basis on which loans will be approved or denied;
     (4) limitations, if any, on the types and amounts of loans offered;
     (5) the procedure under the program for determining a reasonable rate of interest;
     (6) the types of collateral which may secure a Participant loan; and
     (7) the events constituting default and the steps that will be taken to preserve Plan assets.
          Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.
          Effective December 12, 1994, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).
ARTICLE IX
TOP HEAVY
9.1 TOP HEAVY PLAN REQUIREMENTS
          For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

9.2 DETERMINATION OF TOP HEAVY STATUS
     (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.
          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.
     (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.
     (c) Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:
(1) his Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;
(2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;
(3) any Plan distributions made within the Plan Year that includes the Determination Date or within the one-year period preceding such Plan Year; provided, however, that in the case of a distribution made for a reason other than separation from service, death or Disability, this provision shall be applied by substituting “5-year period” for “one-year period” and, provided further, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Individuals who have not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account. All distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.
(4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.
(5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.
(6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.
(7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.
(d) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.
(1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination

Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.
In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.
(2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.
In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.
(3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.
(4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.
     (e) “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.
     (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

     (g) “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:
     (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and
     (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.
ARTICLE X
MISCELLANEOUS
10.1 PARTICIPANT’S RIGHTS
          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.
10.2 ALIENATION
     (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.
     (b) This provision shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

     (c) This provision shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).
10.3 CONSTRUCTION OF PLAN
          This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Connecticut, to the extent not preempted by the Act.
10.4 GENDER AND NUMBER
          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
10.5 LEGAL ACTION
          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.
10.6 PROHIBITION AGAINST DIVERSION OF FUNDS
     (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.
     (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

10.7 BONDING
          Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.
10.8 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE
          Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.
10.9 INSURER’S PROTECTIVE CLAUSE
          Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.
10.10 RECEIPT AND RELEASE FOR PAYMENTS
          Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.11 ACTION BY THE EMPLOYER
          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.
10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
          The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee, the Administrator and the Investment Manager; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the “named Fiduciaries” shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.
10.13 HEADINGS
          The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
10.14 APPROVAL BY INTERNAL REVENUE SERVICE
     (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code

Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.
     (b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
10.15 UNIFORMITY
          All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.
ARTICLE XI
PARTICIPATING AFFILIATES
11.1 ADOPTION OF PLAN BY AFFILIATED EMPLOYERS
          With the consent of the Employer, any Affiliated Employer may adopt the Plan and all of the provisions hereof and participate herein as a Participating Affiliate. A “Participating Affiliate” shall mean any corporation that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member and any unincorporated trade or business that is a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) of which the Employer is a member, which, with the prior approval of the Employer and subject to such terms and conditions as may be imposed by such Employer and the Trustee, shall adopt this Plan in accordance with the provisions of Section 11.2 and the trust agreement. Such entity shall continue to be a Participating Affiliate until such entity terminates its participation in the Plan in accordance with Section 11.6.
11.2 REQUIREMENTS OF PARTICIPATING AFFILIATES
     (a) Each Participating Affiliate shall be required to use the same Trustee as provided in the Plan.
     The Trustee may commingle, hold and invest in one or more Trust Funds all contributions made by the Employer and all Participating Affiliates, as well as all increments thereof. The assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants in the Plan without regard to the Employer or Participating Affiliate who contributed such assets.
     On the basis of information furnished by the Employer, the Trustee shall keep separate books and records concerning the affairs of each Participating Affiliate and as to the benefits of the Participants of each Participating Affiliate.
     Each Participating Affiliate shall pay to the Trustee its proportionate share of the contributions to the Plan, as determined by the Trustee. Each Participating Affiliate shall also pay to the Employer its proportionate share of any administrative expenses of the Plan which are to be paid by the Employer.
11.3 DESIGNATION OF AGENT
     Each Participating Affiliate shall be deemed to have designated irrevocably the Employer, or such person or committee appointed by the Employer in accordance with Section 2.2, the Trustee and investment fiduciaries as its agents.
11.4 PLAN AMENDMENT
     Each Participating Affiliate shall be deemed to have delegated to the Employer the right at any time to amend the Plan in accordance with the terms of the Plan, regardless of whether any such amendment could affect the Participating Affiliate’s share of the cost of the Plan.
11.5 EMPLOYEE TRANSFERS
     In the event of a transfer of an Employee from or to the Employer or a Participating Affiliate, the Employee shall receive credit for service with the transferor or predecessor in accordance with Articles III and IV. The transfer of any Participant from or to the Employer or a Participating Affiliate shall not affect such Participant’s rights under the Plan, and the Participant’s benefits as well as the Participant’s accumulated service with the transferor or predecessor shall continue to the credit of such Participant. No transfer shall effect a termination of employment under the Plan, and the Participating Affiliate to which the Participant is transferred shall thereupon become obligated under the Plan with respect to such Participant in the same manner as was the Employer or Participating Affiliate from whom the Participant was transferred.
11.6 WITHDRAWAL OF A PARTICIPATING AFFILIATE
     (a) A Participating Affiliate may terminate its participation in the Plan by giving the Employer prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Employer, unless the Employer shall have waived its right to such notice. The Employer may terminate a Participating Affiliate’s participation in the Plan as of any termination date by giving the Participating Affiliate prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Participating Affiliate, unless the Participating Affiliate shall have waived its right to such notice.

     (b) To the maximum extent permitted by ERISA and the Code, any rights of Participants no longer employed by a Participating Affiliate and their Beneficiaries shall be unaffected by a termination of the Plan as to such Participating Affiliate. The benefits provided under the Plan with respect to each Participant employed by such Participating Affiliate as of the termination date will be paid or forfeited in accordance with the Plan as if such termination had not occurred. Notwithstanding the foregoing, the Employer may direct the Trustee to segregate such portion of the assets of the Plan as the Trustee shall determine to be properly allocable in accordance with ERISA to the Participants of such Participating Affiliate and direct the Trustee to apply said assets for the benefit of the Participants employed by such Participating Affiliate as of the termination date in such manner as the Employer shall determine including, without limitation, payment to such Participants or a transfer to a successor employee benefit plan which is qualified under Section 401(a) of the Code, or any combination thereof. Any such payments or transfers of said assets shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Affiliate’s participation in the Plan and any Participant employed by such Participating Affiliate. To the maximum extent permitted by ERISA and the Code, the termination of the Plan as to any Participating Affiliate shall not in any way affect any other Participating Affiliate’s participation in the Plan.
11.7 ADMINISTRATOR’S AUTHORITY
     The Plan Administrator shall have all of the duties and responsibilities authorized by the Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Plan, which shall be binding upon each Participating Affiliate and all Participants.

FIRST AMENDMENT
TO THE
ROCKVILLE BANK 401(k) PLAN
     The Rockville Bank 401(k) Plan, as amended and restated effective January 1, 2006 (the “Plan”), is hereby amended, in the following respects:
     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.
     2. Sections 4.2, 4.9, and 9.2 of the Plan are hereby amended by replacing the phrase “separation from service” with the phrase “severance from employment” each time it appears.
In all other respects, the Plan is hereby continued.
     NOW, THEREFORE, Rockville Bank has caused this Amendment to be executed on this 10th day of November, 2008.

ROCKVILLE BANK
By:	/s/ David A. Engelson
Its Chairman

Second Amendment
To the
Rockville Bank 401(k) Plan
     The Rockville Bank 401(k) Plan, as last amended and restated generally effective January 1, 2006, is now amended by this Second Amendment.
I. General.
The terms used in this Amendment shall have the same meanings as set forth in the Plan, except as set forth herein. This Amendment shall supersede the provisions of the Plan to the extent that this Amendment is applicable and the Plan provisions are inconsistent with the provisions of this Amendment. In all other respects, the Plan remains in full force and effect.
II. Limitations on Annual Additions.
Except as otherwise stated herein, this Article II shall be effective for Limitation Years beginning on or after July 1, 2007.
2.1 Annual Limitation. Notwithstanding any provision of the Plan to the contrary, the Annual Additions credited to a Participant’s account for any Limitation Year shall not exceed the Maximum Permissible Amount or any other limitation contained in this Plan. For Limitation Years ending after December 31, 2001, the Maximum Permissible Amount is the lesser of —
     (a) Forty Thousand Dollars ($40,000); or
     (b) One hundred percent (100%) of the Participant’s Section 415 Compensation.
If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount. The Plan may determine the Maximum Permissible Amount on the basis of reasonable estimates of Section 415 Compensation for the Limitation Year, provided such estimates are uniformly determined for all Participants. As soon as practicable after the end of each Limitation Year, the Maximum Permissible Amount shall be determined on the basis of actual Section 415 Compensation.
2.2 Crediting of Annual Additions to Limitation Years. Amounts treated as Annual Additions shall be credited to a Participant’s account for any Limitation Year in accordance with the general and special timing rules set forth in the Treasury Regulations under Code Section 415.

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2.3 Adjustments to Limitations.
     (a) Effective January 1, 2002 and each January 1 thereafter, the dollar limitation in effect under Section 2.1(a) shall be automatically adjusted for increases in the cost of living in accordance with Section 415(d) of the Code and official guidance issued thereunder each January 1. Such adjustment shall apply to the Limitation Year ending with or within the calendar year of the effective date of such adjustment, but the Participant’s Annual Additions shall not reflect the adjusted limit prior to January 1 of that calendar year.
     (b) For any Limitation Year that has fewer than twelve (12) months, the dollar limitation in Section 2.1(a) shall be multiplied by a fraction, the numerator of which is the number of months in such Limitation Year, and the denominator of which is twelve (12).
     (c) The limit under Section 2.1(b) shall not apply to (i) an individual medical account (as defined in Code Section 415(l) or (ii) a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)).
2.4 Combined Plan Limits.
     (a) For purposes of this Article II, all qualified defined contribution plans (whether or not terminated) ever maintained by the Employer or a predecessor employer shall be treated as a single defined contribution plan.
(b) (i) If a Participant is covered under another qualified defined contribution plan, welfare benefit fund (as defined in Code Section 419(e)), individual medical account (as defined in Code Section 415(l)(2)), or simplified employee pension (as defined in Code 408(k)) (together, “other plans and funds”) maintained by the Employer, then the Maximum Permissible Amount shall be reduced by the sum of the Annual Additions credited to the Participant’s accounts under the other plans and funds for the Limitation Year.
     (ii) If the Annual Additions credited to a Participant’s accounts under the other plans and funds are less than the Maximum Permissible Amount and the Employer contribution to be made or allocated to the Participant’s account under this Plan would cause the aggregate Annual Additions for a Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated under this Plan shall be reduced so that the Annual Addition for all of the plans and funds will equal the Maximum Permissible Amount.
     (iii) If the Annual Additions with respect to the Participant under such other plans and funds in the aggregate are equal to or greater than the Maximum Permissible Amount, then no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.

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     (iv) If the Participant is covered by another plan or fund and the aggregate Annual Additions would result in an Excess Amount, then the Excess Amount shall be deemed to consist of the Annual Addition last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.
     (v) If an Excess Amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another defined contribution plan, then the Excess Amount attributed to this Plan will be the product of (i) the total Excess Amount allocated as of such date, multiplied by (ii) a fraction, the numerator of which is the Annual Additions allocated to the Participant’s account for the Limitation Year as of such date under this Plan and the denominator of which is the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan and all other defined contribution plans.
     (vi) Any Excess Amount under this Plan shall be disposed of in accordance with subsections (a) through (e) of Section 2.5 below.
     (c) Effective for Limitation Years beginning after December 31, 1999, the combined limitation for defined contribution plans and defined benefit plans in former Code Section 415(e) shall cease to apply.
2.5 Adjustment for Excess Annual Additions. If the Annual Additions allocated to a Participant’s account for any Limitation Year exceed the Maximum Permissible Amount due to (i) the allocation of forfeitures or (ii) a reasonable error in estimating a Participant’s Section 415 Compensation or determining the amount of permissible elective deferrals (or such other error the Commissioner of the Internal Revenue Service finds will justify application of the rules set forth below), the following rules shall apply to reduce the Excess Amount and the Excess Amount shall not be treated as an Annual Addition for such Limitation Year, but only if the Plan is eligible for the Self-Correction Program under Section 4 of Revenue Procedure 2006-27 (or any superseding guidance) and the requirements of Section 9 of the Procedure (or superseding guidance) is satisfied.
     (a) Any nondeductible voluntary employee contributions (plus attributable earnings), to the extent they will reduce the Excess Amount, shall be distributed to the Participant.
     (b) If after the application of subsection (a) an Excess Amount still exists, then any elective deferrals (plus attributable earnings), to the extent they will reduce the Excess Amount, shall be distributed to the Participant.
     (c) If after the application of subsection (b) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, then the Excess

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Amount shall be used to reduce the Employer contribution (including any allocation of forfeitures for such Participant in the next Limitation Year, and, if necessary, each succeeding Limitation Year.
     (d) If after the application of subsection (c) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, then the Excess Amount shall be held unallocated in a Suspense Account. The Suspense Account shall be used to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and, if necessary, each succeeding Limitation Year.
     (e) A Suspense Account that is in existence at any time during a Limitation Year pursuant to this Section shall not participate in the allocation of investment gains or losses. If a Suspense Account is in existence for any Limitation Year, then all amounts in the Suspense Account must be allocated and reallocated to the Participants’ accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year and Excess Amounts may not be distributed to Participants or former Participants.
2.6 Section 415 Compensation.
     (a) The term “Section 415 Compensation” shall mean wages, as defined in Code Section 3401(a), and all other payments to an Employee by the Employer (for services rendered in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052, determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.
     (b) For any self-employed individual, the term “Section 415 Compensation” shall mean earned income.
     (c) Except as set forth in this Section 2.6, Section 415 Compensation for a Limitation Year is the Section 415 Compensation actually paid or made available during such Limitation Year. For Limitation Years beginning after December 31, 1997, this includes amounts that would be included in income but for an election under Section 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), and for Limitation Years beginning after December 31, 2000, this includes amounts not includible in income by reason of Section 132(f)(4). For Limitation Years beginning after December 31, 2001, amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan. For Limitation Years beginning on or after 2005, “Section 415 Compensation” includes the following additional amounts paid after the Limitation Year:

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     (i) Amounts earned but not paid, solely because of the timing of pay periods and pay dates, until the first few weeks of the next Limitation Year, provided such amounts are not included in the following Limitation Year.
     (ii) Amounts paid to an Employee within 2 1/2 months after the Employee’s severance from employment date, or, if later, the end of the Limitation Year that includes the Employee’s severance from employment date, that would have been Section 415 Compensation if paid during the Limitation Year, provided that (A) the payment is regular compensation for services that would have been paid to the Employee if he or she had continued in employment with the Employer, (B) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued, or (C) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
     (iii) Amounts paid to: (A) an individual who does not currently perform services for the Employer by reason of qualified military service (as defined in Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if he or she had continued to perform services for the Employer rather than entering qualified military service; or (B) a Participant who is permanently and totally disabled, as defined in Code 22(e)(3), provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a highly compensated employee, as defined in Code Section 414(q), immediately before becoming disabled.
     (iv) Back pay, as defined in Treasury Regulation Section 1.415(c)-2(g)(8), shall be treated as Section 415 Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in the definition of Section 415 Compensation.
     (d) Section 415 Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan, to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.
     (e) The term “Section 415 Compensation” for any Limitation Year shall not reflect compensation in excess of the limitation under Code Section 401(a)(17) that applies to such Limitation Year.
2.7 Definitions.
     (a) “Annual Addition” shall mean the sum of the following amounts credited to a Participant’s account for the Limitation Year:

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     (i) Employer contributions;
     (ii) Employee contributions (whether mandatory or voluntary);
     (iii) amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) that is part of a pension or annuity plan maintained by the Employer;
     (iv) amounts derived from contributions paid or benefits accrued that are attributable to post-retirement benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer; and
     (v) amounts allocated under a simplified employee pension plan (as defined in Code Section 408(k)(6)).
The term “Annual Additions” shall include Excess Amounts applied under Sections 2.4 and 2.5in the Limitation Year to reduce Employer contributions, excess contributions (as described in Code Section 401(k)(8)(B) and excess aggregate contributions (as described in Code Section 401(m)(6)(B) (whether or not distributed), and amounts resulting from Plan transactions deemed to be Annual Additions. The term shall exclude: (A) amounts transferred from another qualified plan; (B) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8),408(d)(3) and 457(e)(16)); (C) the repayment of loans made to a Participant by the Plan; (D) the repayment of cash-out distributions made pursuant to Code Section 411(a)(7)(B); (E) the repayment of distributions of Employee mandatory contributions made pursuant to Code Section 411(a)(3)(D) and repayment of contributions to a governmental plan pursuant to Code Section 415(k)(3); (F) catch-up contributions made pursuant to Code Section 414(v); (G) restorative payments for losses due to a breach of fiduciary liability; (H) excess deferrals distributed in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3); (I) Employee contributions to a qualified cost of living arrangement (as described in Code Section 415(k)(2)(B); and (J) the reinvestment of dividends in employer stock under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II).
     (b) “Employer” shall mean, for purposes of this Article II, all members of a controlled group of corporations (as defined in Code Section 414(b) and as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) and as modified by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m) of which the Employer is a member, and all other entities required to be aggregated with the Employer pursuant to Code Section 414(o). Notwithstanding the forgoing, if this Plan is a Code Section 413(c) plan, then each Employer maintaining the Plan will be treated as a separate Employer.

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     (c) “Excess Amount” shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount prescribed in Section 2.1.
     (d) “Limitation Year” shall mean the calendar year.
     (e) “Maximum Permissible Amount” shall mean the limitation prescribed in Section 2.1, as adjusted pursuant to Section 2.3.
     (f) “Suspense Account” shall mean an unallocated account equal to the sum of all Excess Amounts for all Participants during the Limitation Year.
2.8 Incorporation by Reference. Notwithstanding any other provision in the Plan, the Annual Additions credited to a Participant’s account in any Limitation Year, shall not exceed the applicable limitations under Section 415 of the Code and Treasury Regulations and other official guidance issued thereunder, the terms of which are expressly incorporated herein by reference, including, if applicable, the special rules for church plans set forth in Treasury Regulation Section 1.415(c)-1(d) and the special rules for employee stock ownership plans set forth in Treasury Regulation Section 1.415(c)-1(f). Default provisions shall apply to the extent an optional provision is not specified in the Plan or in this Amendment. This Section 2.8 shall supersede any and all provisions of the Plan that are inconsistent with this Section 2.8.
     IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed by its duly authorized officer on this 10th day of November, 2008.

Rockville Bank
By:	/s/ David A. Engelson
Its: Chairman

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THIRD AMENDMENT
TO THE
ROCKVILLE BANK 401(k) PLAN
     The Rockville Bank 401(k) Plan, as last amended and restated generally effective January 1, 2006 (the “Plan”), is now amended by this Third Amendment effective as indicated below for the respective provisions.
     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.
     2. Section 1.30 of the Plan is amended by adding the following new paragraph to the end thereof:
     Notwithstanding the foregoing to the contrary, effective for Plan Years beginning after December 31, 2007, the Administrator will not calculate and distribute allocable Income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Aggregate Contribution occurred and prior to the distribution).
     3. Section 1.62 of the Plan is amended by adding the following new paragraph to the end thereof:
     For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment provided all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4) and (5)).
     4. Section 4.13 of the Plan is amended by adding the following new language immediately following paragraph (b):
The following provisions of this Section shall be effective for Plan Years beginning after December 31, 2006.
     (c) If any portion of the Aggregate Account of a Participant (including, for purposes of this Section 4.13, a Beneficiary entitled to exercise the rights of a Participant) is invested in publicly-traded Employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of paragraph (d) below.

     (d) For purposes of Section 4.12 and this Section 4.13, other investment options will include not fewer than three investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities required by this Section 4.13, each of which options is diversified and has materially different risk and return characteristics. The Plan will provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in Regulations, the Plan will not impose restrictions or conditions on investment of Employer securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.
     5. Paragraph (a) of Section 6.2 of the Plan is amended to read as follows:
     (a) Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. For purposes of the preceding sentence, effective with respect to deaths occurring on or after January 1, 2007, a Participant who dies while performing qualified military service (as defined in Code Section 414(u)) shall be treated as having resumed and then terminated employment with his or her Employer on account of death. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.
     6. Subparagraphs (1), (2) and (3) of paragraph (b) of Section 6.5 of the Plan are amended to read as follows:
     (1) The Participant must be informed of the right to defer receipt of the distribution, and effective for Plan Years beginning after December 31, 2006, of the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Regulations (unless future Revenue Service guidance otherwise requires), the notice will include (i) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c).
     (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days (180 days for Plan Years beginning after December 31, 2006) before the date the distribution commences.
     (3) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days (180 days for

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Plan Years beginning after December 31, 2006) before the date the distribution commences.
     7. Subparagraph (3) of paragraph (c) of Section 6.5 of the Plan is amended by adding the following new paragraph to the end thereof:
     Pursuant to Section 201 of the Worker, Retiree, and Employer Recovery Act of 2008, and effective January 1, 2009, required minimum distributions for the 2009 distribution calendar year shall be suspended. Notwithstanding the preceding sentence to the contrary, a Participant, surviving spouse or designated Beneficiary (as the case may be) may elect, at such time and by such written, telephonic or electronic means as shall be prescribed by the Administrator, to receive, no later than December 31, 2009 (or no later than April 1, 2010, in the event 2009 is the Participant’s first distribution calendar year), his or her required minimum distribution for the 2009 distribution calendar year.
     8. Section 6.11 of the Plan is amended by adding the following new paragraph to the end thereof:
     Beginning as of August 17, 2006, a Participant’s hardship event, for purposes of the Plan’s safe harbor hardship distribution provisions pursuant to Regulation Section 1.401(k)-1(d)(3)(iii)(B), includes an immediate and heavy financial need of the Participant’s primary Beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant’s spouse or dependent as defined under Code Section 152 (such hardship events being limited to educational expenses pursuant to Section 6.11(a)(iii), funeral expenses pursuant to Section 6.11(a)(v), and certain medical expenses pursuant to Section 6.11(a)(i)). For purposes of this Section 6.11, a Participant’s “primary Beneficiary under the Plan” is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s Aggregate Account balance under the Plan upon the Participant’s death.
     9. Section 6.12 of the Plan is amended by adding the following sentence to the end thereof:
Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a “qualified domestic relations order” will not fail to be a “qualified domestic relations order”: (a) solely because the order is issued after, or revises, another domestic relations order or “qualified domestic relations order;” or (b) solely because of the time at which the order is issued, including issuance after the Participant’s death.
     10. The following new Section 6.13 is added to the Plan:
     6.13 DISTRIBUTIONS TO UNIFORMED SERVICES PERSONNEL
Notwithstanding Section 1.62 of the Plan regarding individuals receiving differential wage payments, for purposes of Code Section 401(k)(2)(B)(i)(I), effective January 1, 2009 an individual is treated as having been severed from employment during any period

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the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make a Pre-Tax Contribution or Roth Elective Contribution during the six-month period beginning on the date of distribution.
     11. Subparagraph (2) of paragraph (b) of Section 7.4 of the Plan is amended to read as follows:
     (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a); an individual retirement annuity described in Code Section 408(b); an annuity plan described in Code Section 403(a); a qualified trust described in Code Section 401(a); an annuity contract described in Code Section 403(b); an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and, effective for distributions made from the Plan after December 31, 2007, a Roth IRA described in Code Section 408A(b). This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). For distributions made from the Plan after December 31, 2006, in the case of an “eligible rollover distribution” to a nonspouse Beneficiary, an “eligible retirement plan” is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), provided the “direct rollover” is made in accordance with Code Section 402(c)(11).
     Although a nonspouse Beneficiary may roll over directly a distribution as provided in this Section, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)). If a nonspouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.
     12. Subparagraph (3) of paragraph (b) of Section 7.4 of the Plan is amended by adding the following sentence to the end thereof:
Effective for distributions made from the Plan after December 31, 2006, a “distributee” also includes a nonspouse Beneficiary who is entitled to receive an “eligible rollover distribution” by reason of the Participant’s death.
     13. Paragraph (c) of Section 7.4 of the Plan is amended by adding the following new subparagraphs (4) and (5):
(4) If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the

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requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).
(5) A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the five-year rule or the life expectancy rule, pursuant to Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.
In all other respects, the Plan is hereby continued.
     NOW, THEREFORE, Rockville Bank has caused this Third Amendment to be executed by its duly authorized officer on this 11th day of August, 2009.

ROCKVILLE BANK
By:	/s/ David A. Engelson
Its: Chairman

5

FOURTH AMENDMENT
TO THE
ROCKVILLE BANK 401(k) PLAN
     The Rockville Bank 401(k) Plan, as last amended and restated generally effective January 1, 2006 (the “Plan”), is now amended by this Fourth Amendment effective as of January 18, 2010.
     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.
     2. Section 1.29 of the Plan is amended by adding the following new paragraph to the end thereof:
     Notwithstanding the foregoing, effective January 18, 2010, hours of service credited to Employees of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) under the 401(k) plan maintained or formerly maintained by Family Choice Mortgage shall be treated as Hours of Service under this Plan.
     3. Section 1.65 of the Plan is amended by changing the term “Year of Service” to read “Year of Service or Service” and by adding the following new paragraph to the end thereof:
Notwithstanding the foregoing, effective January 18, 2010, an Employee of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) who is compensated solely on a commission basis shall be credited with Service for the period of time commencing on the first date such Employee performs an Hour of Service and ending on the Employee’s “severance date” (as defined herein). Service shall be computed in l/l2ths of a year, with a full month being granted for each completed and partial month. For purposes hereof, an Employee’s “severance date” means the earlier of:
(a)	the date on which the Employee resigns, is discharged or dies; or

(b)	the date following a 12 month period in which the Employee remains absent from employment (with or without pay) for any reason other than maternity or paternity leave of absence, resignation, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff); or

(c)	the date following a 24 month period in which the Employee remains absent from employment (with or without pay) for a maternity or paternity leave provided, however, the period between the first and second anniversary will be treated as neither a period of severance nor a period of service.
An Employee who incurs a severance date due to a quit, discharge or retirement and is reemployed within twelve months or an Employee who is absent for any reason other than a quit, discharge or retirement and returns within twelve months of the date the absence began will be credited with the period of severance or period of absence for purposes of determining Service. Service credited to Employees of Rockville Bank

Mortgage Inc. (dba Family Choice Mortgage) under the 401(k) plan maintained or formerly maintained by Family Choice Mortgage shall be treated as Service under this Plan. Determinations under this paragraph shall comply with the rules governing elapsed time service under Section 1.410(a)-7 of the Treasury Regulations, which are expressly incorporated herein by this reference.
     4. Section 3.1 of the Plan is amended by adding the following new paragraph to the end thereof:
     Notwithstanding the foregoing, effective January 18, 2010, any Eligible Employee of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) who is compensated solely on a commission basis and who has attained age 21 shall be eligible to participate in the Plan upon the completion of six months of Service.
     5. Section 3.2 of the Plan is amended by adding the following new paragraph to the end thereof:
     Notwithstanding the foregoing, effective January 18, 2010, Employees of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) who satisfy the eligibility conditions set forth in Section 3.1 shall become Participants effective as of January 18, 2010.
     6. Section 4.1(d) of the Plan is amended to read in its entirety as follows:
     (d) On behalf of each Participant who is eligible to share in matching contributions for the Plan Year as provided in Section 3.1, a discretionary matching contribution which shall be equal to a uniform percentage of each such Participant’s Deferred Compensation, the exact percentage, if any, to be determined each year by the Employer; provided, however, that effective January 18, 2010 the Employer may, in its sole discretion, determine a different percentage (or no percentage) to be applicable to the Employees of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) subject to satisfaction of the nondiscriminatory coverage requirements of Section 410(b) of the Code.
     7.  Section 4.4(b) of the Plan is amended to read in its entirety as follows:
     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:
     (1) With respect to the Employer Elective Contributions and Roth Elective Contributions made pursuant to Sections 4.1(a) and (b), to each Participant’s Elective Account and Roth Elective Account, respectively, in an amount equal to each such Participant’s Deferred Compensation for the year.

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     (2) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.
     (3) With respect to the Employer Elective Contribution made pursuant to Section 4.1(d), only Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment (or, effective January 18, 2010 with respect to Employees of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) who are compensated solely on a commission basis, who complete more than three consecutive calendar months of Service prior to terminating employment) shall be eligible to share in the matching contribution for the year. In determining whether a Participant has completed more than 500 Hours of Service or three consecutive calendar months of Service during a short Plan Year, as the case may be, the number of Hours of Service or months of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.
     (4) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(e), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year. Only Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment (or, effective January 18, 2010 with respect to Employees of Rockville Bank Mortgage Inc. (dba Family Choice Mortgage) who are compensated solely on a commission basis, who complete more than three consecutive calendar months of Service prior to terminating employment) shall be eligible to share in the discretionary contribution made pursuant to Section 4.1(d) for the year. In determining whether a Participant has completed more than 500 Hours of Service or three consecutive calendar months of Service during a short Plan Year, as the case may be, the number of the Hours of Service or months of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.
     (5) Effective March 1, 2005, Employer contributions made pursuant to Sections 4.1(c), (d), or (e) may be made in the form of cash or Employer securities, at the Employer’s discretion.
     NOW, THEREFORE, Rockville Bank has caused this Fourth Amendment to be executed by its duly authorized officer on this 11th day of January, 2010.

ROCKVILLE BANK
By:	/s/ David A. Engelson
Its: Chairman

3

FIFTH AMENDMENT
TO THE
ROCKVILLE BANK 401(k) PLAN
     The Rockville Bank 401(k) Plan, as last amended and restated generally effective January 1, 2006 (the “Plan”), is now amended by this Fifth Amendment effective as of May 1, 2010.
     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.
     2. Paragraph (a) of Section 4.11 of the Plan is amended to read as follows:
     (a) With the consent of the Administrator, amounts may be transferred from other eligible retirement plans by Eligible Employees and effective May 1, 2010, Former Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The Plan will accept rollover contributions and/or direct rollovers of distributions (in cash or Employer securities) as provided herein from the following plans: a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions, an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and that portion of any distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be included in gross income. The amounts transferred shall be set up in a separate account herein referred to as a “Participant’s Rollover Account.” Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.
Effective January 1, 2007, the Plan will accept a rollover contribution to a Participant’s Roth Elective Account, but only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
     In all other respects, the Plan is hereby continued.
     NOW, THEREFORE, Rockville Bank has caused this Fifth Amendment to be executed by its duly authorized officer on this 11th day of May, 2010.

ROCKVILLE BANK
By:	/s/ David A. Engelson
Its: Chairman